Exhibit 99

INVESTOR CONTACT:	Donald J. MacLeod	FOR IMMEDIATE RELEASE:
	(716) 842-5138	October 19, 2015

MEDIA CONTACT:	C. Michael Zabel
(716) 842-5385

M&T BANK CORPORATION ANNOUNCES THIRD QUARTER RESULTS

BUFFALO, NEW YORK — M&T Bank Corporation (“M&T”) (NYSE: MTB) today reported its results of operations for the quarter ended September 30, 2015.

GAAP Results of Operations. Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) for the third quarter of 2015 were $1.93, up from $1.91 in the year-earlier quarter. GAAP-basis net income in the recent quarter aggregated $280 million, improved from $275 million in the third quarter of 2014. Diluted earnings per common share and GAAP-basis net income were $1.98 and $287 million, respectively, in 2015’s second quarter. GAAP-basis net income for the third quarter of 2015 expressed as an annualized rate of return on average assets and average common shareholders’ equity was 1.13% and 8.93%, respectively, compared with 1.17% and 9.18%, respectively, in the year-earlier quarter and 1.18% and 9.37%, respectively, in 2015’s second quarter.

Commenting on M&T’s financial performance for the recent quarter, René F. Jones, Vice Chairman and Chief Financial Officer, noted, “Financial results for the third quarter reflected growth in net interest income and several core noninterest income categories as compared with the second quarter dampened by a slowdown in mortgage loan origination

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activities that depressed both residential and commercial mortgage banking revenues. Significantly, year over year revenues were up and expenses were down, and our credit quality remained strong. We have quickly resumed working on our merger with Hudson City, and will soon be positioned with our new colleagues to bring the full array of M&T’s banking products and services to the communities across New Jersey.”

For the first nine months of 2015, diluted earnings per common share were $5.56, improved from $5.50 in the similar period of 2014. GAAP-basis net income for the nine-month period ended September 30, 2015 aggregated $809 million, 3% higher than $789 million in the year-earlier period. Expressed as an annualized rate of return on average assets and average common shareholders’ equity, GAAP-basis net income for the first nine months of 2015 was 1.11% and 8.77%, respectively, compared with 1.17% and 9.07%, respectively, in the corresponding 2014 period.

Supplemental Reporting of Non-GAAP Results of Operations. M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable deferred tax amounts) and gains and expenses associated with merging acquired operations into M&T, since such items are considered by management to be “nonoperating” in nature. Although “net operating income” as defined by M&T is not a GAAP measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results.

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Diluted net operating earnings per common share were $1.95 in the third quarter of 2015, compared with $1.94 in the year-earlier quarter and $2.01 in the second quarter of 2015. Net operating income during the recent quarter was $283 million, compared with $280 million in the third quarter of 2014 and $290 million in 2015’s second quarter. Expressed as an annualized rate of return on average tangible assets and average tangible common shareholders’ equity, net operating income was 1.18% and 12.98%, respectively, in the recent quarter, 1.24% and 13.80%, respectively, in the third quarter of 2014 and 1.24% and 13.76%, respectively, in the second quarter of 2015.

Taxable-equivalent Net Interest Income. Net interest income expressed on a taxable-equivalent basis totaled $699 million in the third quarter of 2015, up 4% from $675 million in the third quarter of 2014. Contributing to that improvement was a $5.7 billion increase in average earning assets, partially offset by a 9 basis point narrowing of the net interest margin. The growth in earning assets included a $3.1 billion rise in average loans and leases and a $1.7 billion increase in average investment securities. Taxable-equivalent net interest income in the recent quarter was up an annualized 6% from $689 million in the second 2015 quarter. That improvement reflects a $179 million increase in average loans outstanding, tempered by a 3 basis point narrowing of the net interest margin. In each quarterly comparison, the decline in the net interest margin includes the effect of increased lower-yielding balances of investment securities and deposits held at the Federal Reserve Bank of New York.

Provision for Credit Losses/Asset Quality. The provision for credit losses was $44 million in the recent quarter, compared with $29 million in the third quarter of 2014 and $30 million in

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2015’s second quarter. Net charge-offs of loans were $40 million during the third quarter of 2015, compared with $28 million and $21 million in the third quarter of 2014 and second quarter of 2015, respectively. Expressed as an annualized percentage of average loans outstanding, net charge-offs were .24% and .17% in the third quarter of 2015 and 2014, respectively, and .13% in the second quarter of 2015.

Loans classified as nonaccrual declined to $787 million, or 1.15% of total loans outstanding at September 30, 2015, improved from $848 million or 1.29% at September 30, 2014 and $797 million or 1.17% at June 30, 2015. Assets taken in foreclosure of defaulted loans totaled $66 million at September 30, 2015, compared with $68 million a year earlier and $64 million at June 30, 2015.

Allowance for Credit Losses. M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of assessing the adequacy of the allowance for credit losses. As a result of those analyses, the allowance totaled $934 million and $930 million at September 30 and June 30, 2015, respectively, or 1.36% of loans outstanding at each of those dates, compared with $919 million or 1.40% at September 30, 2014.

Noninterest Income and Expense. Noninterest income totaled $440 million in the recent quarter, compared with $451 million in the third quarter of 2014 and $497 million in the second quarter of 2015. The decline from the second 2015 quarter was largely due to a $45 million gain in the second quarter of 2015 from the sale of M&T’s trade processing business within its retirement services division and to lower mortgage banking revenues. As compared with 2014’s third quarter, the recent quarter decline reflects lower mortgage banking revenues and trust income. The lower

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trust income resulted largely from the trade processing business divestiture in 2015.

Noninterest expense in the third quarter of 2015 totaled $654 million, improved from $665 million in the year-earlier quarter and $697 million in the second quarter of 2015. Included in such amounts are expenses considered to be nonoperating in nature consisting of amortization of core deposit and other intangible assets. Exclusive of those expenses, noninterest operating expenses were $650 million in the recent quarter, down from $658 million in the third quarter of 2014 and $691 million in the second quarter of 2015. The decline in operating expenses in the recent quarter as compared with the year-earlier period was predominantly attributable to lower costs for professional services, partially offset by higher salaries and employee benefit expenses. The lower level of operating expenses as compared with the immediately preceding quarter resulted from $40 million of cash contributions made to The M&T Charitable Foundation during the second quarter of 2015.

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities), measures the relationship of operating expenses to revenues. M&T’s efficiency ratio was 57.1% in the recent quarter, 58.4% in the year-earlier quarter and 58.2% in the second quarter of 2015.

Balance Sheet. M&T had total assets of $97.8 billion at September 30, 2015, up from $97.2 billion a year earlier. Investment securities were $14.5 billion at the recent quarter-end, up $1.1 billion or 9% from September 30, 2014. Loans and leases, net of unearned discount, totaled $68.5 billion at

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September 30, 2015, $3.0 billion or 5% above $65.6 billion a year earlier. Total deposits declined $1.4 billion or 2% to $72.9 billion at the recent quarter-end from $74.3 billion at September 30, 2014, largely due to lower trust-related deposits.

Total shareholders’ equity rose 5% to $12.9 billion at September 30, 2015 from $12.3 billion a year earlier, representing 13.21% and 12.68%, respectively, of total assets. Common shareholders’ equity was $11.7 billion, or $87.67 per share, at September 30, 2015, compared with $11.1 billion, or $83.99 per share, at September 30, 2014. Tangible equity per common share rose 7% to $61.22 at September 30, 2015 from $57.10 at September 30, 2014. Common shareholders’ equity per share and tangible equity per common share were $85.90 and $59.39, respectively, at June 30, 2015. In the calculation of tangible equity per common share, common shareholders’ equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances. M&T estimates that the ratio of Common Equity Tier 1 to risk-weighted assets under the transitional capital rules that became effective for M&T on January 1, 2015 was approximately 10.08%. M&T’s estimated Tier 1 common ratio under previously effective regulatory capital rules would have been 10.28% as of September 30, 2015.

Conference Call. Investors will have an opportunity to listen to M&T’s conference call to discuss third quarter financial results today at 9:30 a.m. Eastern Time. Those wishing to participate in the call may dial (877)780-2276. International participants, using any applicable international calling codes, may dial (973)582-2700. Callers should reference M&T Bank Corporation or the conference ID #57486342. The conference call will be webcast live through M&T’s website at http://ir.mandtbank.com/events.cfm.

A replay of the call will be available through Thursday,

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October 22, 2015 by calling (800)585-8367, or (404)537-3406 for international participants, and by making reference to ID #57486342. The event will also be archived and available by 7:00 p.m. today on M&T’s website at http://ir.mandtbank.com/events.cfm.

M&T is a financial holding company headquartered in Buffalo, New York. M&T’s principal banking subsidiary, M&T Bank, operates banking offices in New York, Pennsylvania, Maryland, Virginia, West Virginia, Delaware and the District of Columbia. Trust-related services are provided by M&T’s Wilmington Trust-affiliated companies and by M&T Bank.

Forward-Looking Statements. This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or

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collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

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M&T BANK CORPORATION

Financial Highlights

	Three months ended September 30			Nine months ended September 30
Amounts in thousands, except per share	2015	2014	Change	2015	2014	Change
Performance
Net income	$280,401	275,344	2%	$808,702	788,697	3%
Net income available to common shareholders	257,346	251,917	2%	739,656	724,344	2%
Per common share:
Basic earnings	$1.94	1.92	1%	$5.59	5.54	1%
Diluted earnings	1.93	1.91	1%	5.56	5.50	1%
Cash dividends	$.70	.70	—	$2.10	2.10	—
Common shares outstanding:
Average - diluted (1)	133,376	132,128	1%	133,089	131,698	1%
Period end (2)	133,311	132,142	1%	133,311	132,142	1%
Return on (annualized):
Average total assets	1.13%	1.17%		1.11%	1.17%
Average common shareholders’ equity	8.93%	9.18%		8.77%	9.07%
Taxable-equivalent net interest income	$699,075	674,900	4%	$2,053,649	2,012,241	2%
Yield on average earning assets	3.48%	3.59%		3.51%	3.72%
Cost of interest-bearing liabilities	.55%	.54%		.55%	.53%
Net interest spread	2.93%	3.05%		2.96%	3.19%
Contribution of interest-free funds	.21%	.18%		.20%	.19%
Net interest margin	3.14%	3.23%		3.16%	3.38%
Net charge-offs to average total net loans (annualized)	.24%	.17%		.19%	.19%
Net operating results (3)
Net operating income	$282,907	279,838	1%	$819,024	804,974	2%
Diluted net operating earnings per common share	1.95	1.94	1%	5.64	5.62	—
Return on (annualized):
Average tangible assets	1.18%	1.24%		1.17%	1.25%
Average tangible common equity	12.98%	13.80%		12.89%	13.84%
Efficiency ratio	57.05%	58.44%		58.88%	59.78%

	At September 30
	2015	2014	Change
Loan quality
Nonaccrual loans	$787,098	847,784	-7%
Real estate and other foreclosed assets	66,144	67,629	-2%

Total nonperforming assets	$853,242	915,413	-7%

Accruing loans past due 90 days or more (4)	$231,465	312,990	-26%
Government guaranteed loans included in totals above:
Nonaccrual loans	$48,955	68,586	-29%
Accruing loans past due 90 days or more	193,998	265,333	-27%
Renegotiated loans	$189,639	209,099	-9%
Acquired accruing loans past due 90 days or more (5)	$80,827	132,147	-39%
Purchased impaired loans (6):
Outstanding customer balance	$278,979	429,915	-35%
Carrying amount	149,421	236,662	-37%
Nonaccrual loans to total net loans	1.15%	1.29%
Allowance for credit losses to total loans	1.36%	1.40%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 16.
(4)	Excludes acquired loans.
(5)	Acquired loans that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans that were impaired at acquisition date and recorded at fair value.

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Financial Highlights, Five Quarter Trend

	Three months ended
Amounts in thousands, except per share	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Performance
Net income	$280,401	286,688	241,613	277,549	275,344
Net income available to common shareholders	257,346	263,481	218,837	254,239	251,917
Per common share:
Basic earnings	$1.94	1.99	1.66	1.93	1.92
Diluted earnings	1.93	1.98	1.65	1.92	1.91
Cash dividends	$.70	.70	.70	.70	.70
Common shares outstanding:
Average - diluted (1)	133,376	133,116	132,769	132,278	132,128
Period end (2)	133,311	133,099	132,946	132,354	132,142
Return on (annualized):
Average total assets	1.13%	1.18%	1.02%	1.12%	1.17%
Average common shareholders’ equity	8.93%	9.37%	7.99%	9.10%	9.18%
Taxable-equivalent net interest income	$699,075	689,148	665,426	687,847	674,900
Yield on average earning assets	3.48%	3.52%	3.54%	3.44%	3.59%
Cost of interest-bearing liabilities	.55%	.55%	.57%	.52%	.54%
Net interest spread	2.93%	2.97%	2.97%	2.92%	3.05%
Contribution of interest-free funds	.21%	.20%	.20%	.18%	.18%
Net interest margin	3.14%	3.17%	3.17%	3.10%	3.23%
Net charge-offs to average total net loans (annualized)	.24%	.13%	.22%	.19%	.17%
Net operating results (3)
Net operating income	$282,907	290,341	245,776	281,929	279,838
Diluted net operating earnings per common share	1.95	2.01	1.68	1.95	1.94
Return on (annualized):
Average tangible assets	1.18%	1.24%	1.08%	1.18%	1.24%
Average tangible common equity	12.98%	13.76%	11.90%	13.55%	13.80%
Efficiency ratio	57.05%	58.23%	61.46%	57.84%	58.44%

	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Loan quality
Nonaccrual loans	$787,098	797,146	790,586	799,151	847,784
Real estate and other foreclosed assets	66,144	63,734	62,578	63,635	67,629

Total nonperforming assets	$853,242	860,880	853,164	862,786	915,413

Accruing loans past due 90 days or more (4)	$231,465	238,568	236,621	245,020	312,990
Government guaranteed loans included in totals above:
Nonaccrual loans	$48,955	58,259	60,508	69,095	68,586
Accruing loans past due 90 days or more	193,998	206,775	193,618	217,822	265,333
Renegotiated loans	$189,639	197,145	198,911	202,633	209,099
Acquired accruing loans past due 90 days or more (5)	$80,827	78,591	80,110	110,367	132,147
Purchased impaired loans (6):
Outstanding customer balance	$278,979	312,507	335,079	369,080	429,915
Carrying amount	149,421	169,240	184,018	197,737	236,662
Nonaccrual loans to total net loans	1.15%	1.17%	1.18%	1.20%	1.29%
Allowance for credit losses to total loans	1.36%	1.36%	1.37%	1.38%	1.40%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 17.
(4)	Excludes acquired loans.
(5)	Acquired loans that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans that were impaired at acquisition date and recorded at fair value.

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Condensed Consolidated Statement of Income

	Three months ended September 30			Nine months ended September 30
Dollars in thousands	2015	2014	Change	2015	2014	Change
Interest income	$770,026	743,023	4%	$2,268,467	2,200,265	3%
Interest expense	77,199	73,964	4	232,924	205,659	13

Net interest income	692,827	669,059	4	2,035,543	1,994,606	2
Provision for credit losses	44,000	29,000	52	112,000	91,000	23

Net interest income after provision for credit losses	648,827	640,059	1	1,923,543	1,903,606	1
Other income
Mortgage banking revenues	84,035	93,532	-10	288,238	269,237	7
Service charges on deposit accounts	107,259	110,071	-3	314,860	321,637	-2
Trust income	113,744	128,671	-12	356,076	379,816	-6
Brokerage services income	16,902	17,416	-3	49,224	51,403	-4
Trading account and foreign exchange gains	8,362	6,988	20	20,639	21,477	-4
Loss on bank investment securities	—	—	—	(108)	—	—
Equity in earnings of Bayview Lending Group LLC	(3,721)	(4,114)	—	(11,043)	(12,623)	—
Other revenues from operations	113,118	98,547	15	359,043	296,683	21

Total other income	439,699	451,111	-3	1,376,929	1,327,630	4
Other expense
Salaries and employee benefits	363,567	348,776	4	1,115,117	1,059,815	5
Equipment and net occupancy	68,470	67,713	1	201,792	206,964	-2
Printing, postage and supplies	8,691	9,184	-5	27,586	29,320	-6
Amortization of core deposit and other intangible assets	4,090	7,358	-44	16,848	26,654	-37
FDIC assessments	11,090	13,193	-16	32,551	43,836	-26
Other costs of operations	197,908	219,135	-10	642,925	656,664	-2

Total other expense	653,816	665,359	-2	2,036,819	2,023,253	1
Income before income taxes	434,710	425,811	2	1,263,653	1,207,983	5
Applicable income taxes	154,309	150,467	3	454,951	419,286	9

Net income	$280,401	275,344	2%	$808,702	788,697	3%

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Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
Dollars in thousands	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Interest income	$770,026	760,354	738,087	756,612	743,023
Interest expense	77,199	77,226	78,499	74,772	73,964

Net interest income	692,827	683,128	659,588	681,840	669,059
Provision for credit losses	44,000	30,000	38,000	33,000	29,000

Net interest income after provision for credit losses	648,827	653,128	621,588	648,840	640,059
Other income
Mortgage banking revenues	84,035	102,602	101,601	93,675	93,532
Service charges on deposit accounts	107,259	105,257	102,344	106,319	110,071
Trust income	113,744	118,598	123,734	128,442	128,671
Brokerage services income	16,902	16,861	15,461	15,809	17,416
Trading account and foreign exchange gains	8,362	6,046	6,231	8,397	6,988
Loss on bank investment securities	—	(10)	(98)	—	—
Equity in earnings of Bayview Lending Group LLC	(3,721)	(3,131)	(4,191)	(4,049)	(4,114)
Other revenues from operations	113,118	150,804	95,121	103,050	98,547

Total other income	439,699	497,027	440,203	451,643	451,111
Other expense
Salaries and employee benefits	363,567	361,657	389,893	345,135	348,776
Equipment and net occupancy	68,470	66,852	66,470	62,335	67,713
Printing, postage and supplies	8,691	9,305	9,590	8,881	9,184
Amortization of core deposit and other intangible assets	4,090	5,965	6,793	7,170	7,358
FDIC assessments	11,090	10,801	10,660	11,695	13,193
Other costs of operations	197,908	242,048	202,969	231,005	219,135

Total other expense	653,816	696,628	686,375	666,221	665,359
Income before income taxes	434,710	453,527	375,416	434,262	425,811
Applicable income taxes	154,309	166,839	133,803	156,713	150,467

Net income	$280,401	286,688	241,613	277,549	275,344

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Condensed Consolidated Balance Sheet

	September 30
Dollars in thousands	2015	2014	Change
ASSETS
Cash and due from banks	$1,249,704	1,445,877	-14%
Interest-bearing deposits at banks	4,713,266	7,676,064	-39
Federal funds sold	—	77,766	-100
Trading account assets	340,710	296,913	15
Investment securities	14,494,539	13,348,368	9
Loans and leases:
Commercial, financial, etc.	20,233,177	19,112,009	6
Real estate - commercial	28,720,537	26,942,847	7
Real estate - consumer	8,211,062	8,663,408	-5
Consumer	11,375,472	10,854,095	5

Total loans and leases, net of unearned discount	68,540,248	65,572,359	5
Less: allowance for credit losses	933,798	918,633	2

Net loans and leases	67,606,450	64,653,726	5
Goodwill	3,513,325	3,524,625	—
Core deposit and other intangible assets	18,179	42,197	-57
Other assets	5,860,889	6,162,806	-5

Total assets	$97,797,062	97,228,342	1%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$28,189,330	27,440,524	3%
Interest-bearing deposits	44,549,028	46,659,442	-5
Deposits at Cayman Islands office	206,185	241,536	-15

Total deposits	72,944,543	74,341,502	-2
Short-term borrowings	173,783	164,609	6
Accrued interest and other liabilities	1,582,513	1,327,524	19
Long-term borrowings	10,174,289	9,061,391	12

Total liabilities	84,875,128	84,895,026	—
Shareholders’ equity:
Preferred	1,231,500	1,231,500	—
Common (1)	11,690,434	11,101,816	5

Total shareholders’ equity	12,921,934	12,333,316	5

Total liabilities and shareholders’ equity	$97,797,062	97,228,342	1%

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $163.5 million at September 30, 2015 and accumulated other comprehensive income, net of applicable income tax effect, of $12.5 million at September 30, 2014.

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Condensed Consolidated Balance Sheet, Five Quarter Trend

Dollars in thousands	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
ASSETS
Cash and due from banks	$1,249,704	1,347,858	1,269,816	1,289,965	1,445,877
Interest-bearing deposits at banks	4,713,266	4,045,852	6,291,491	6,470,867	7,676,064
Federal funds sold	—	3,000	97,037	83,392	77,766
Trading account assets	340,710	277,009	363,085	308,175	296,913
Investment securities	14,494,539	14,751,637	14,393,270	12,993,542	13,348,368
Loans and leases:
Commercial, financial, etc.	20,233,177	20,111,028	19,775,494	19,461,292	19,112,009
Real estate - commercial	28,720,537	28,442,488	27,845,710	27,567,569	26,942,847
Real estate - consumer	8,211,062	8,444,542	8,504,119	8,657,301	8,663,408
Consumer	11,375,472	11,133,194	10,973,719	10,982,794	10,854,095

Total loans and leases, net of unearned discount	68,540,248	68,131,252	67,099,042	66,668,956	65,572,359
Less: allowance for credit losses	933,798	929,987	921,373	919,562	918,633

Net loans and leases	67,606,450	67,201,265	66,177,669	65,749,394	64,653,726
Goodwill	3,513,325	3,513,325	3,524,625	3,524,625	3,524,625
Core deposit and other intangible assets	18,179	22,269	28,234	35,027	42,197
Other assets	5,860,889	5,917,861	6,232,556	6,230,548	6,162,806

Total assets	$97,797,062	97,080,076	98,377,783	96,685,535	97,228,342

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$28,189,330	27,674,588	27,181,120	26,947,880	27,440,524
Interest-bearing deposits	44,549,028	44,787,590	46,234,455	46,457,591	46,659,442
Deposits at Cayman Islands office	206,185	167,441	178,545	176,582	241,536

Total deposits	72,944,543	72,629,619	73,594,120	73,582,053	74,341,502
Short-term borrowings	173,783	153,299	193,495	192,676	164,609
Accrued interest and other liabilities	1,582,513	1,453,249	1,552,724	1,567,951	1,327,524
Long-term borrowings	10,174,289	10,175,912	10,509,143	9,006,959	9,061,391

Total liabilities	84,875,128	84,412,079	85,849,482	84,349,639	84,895,026
Shareholders’ equity:
Preferred	1,231,500	1,231,500	1,231,500	1,231,500	1,231,500
Common (1)	11,690,434	11,436,497	11,296,801	11,104,396	11,101,816

Total shareholders’ equity	12,921,934	12,667,997	12,528,301	12,335,896	12,333,316

Total liabilities and shareholders’ equity	$97,797,062	97,080,076	98,377,783	96,685,535	97,228,342

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $163.5 million at September 30, 2015, $217.5 million at June 30, 2015, $152.5 million at March 31, 2015 and $181.0 million at December 31, 2014 and accumulated other comprehensive income, net of applicable income tax effect, of $12.5 million at September 30, 2014.

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15-15-15-15-15

M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance		Nine months ended
	September 30,		September 30,		June 30,		September 30, 2015 from		September 30
Dollars in millions	2015		2014		2015		September 30,	June 30,	2015		2014		Change in balance
	Balance	Rate	Balance	Rate	Balance	Rate	2014	2015	Balance	Rate	Balance	Rate
ASSETS
Interest-bearing deposits at banks	$6,060	.25%	5,083	.25%	5,326	.25%	19%	14%	$5,490	.25%	4,091	.25%	34%
Federal funds sold	—	—	80	.07	39	.10	-100	-100	45	.10	90	.07	-50
Trading account assets	96	.52	70	1.65	103	.92	37	-8	93	1.34	75	1.83	24
Investment securities	14,441	2.60	12,780	2.89	14,195	2.68	13	2	14,008	2.65	11,015	3.11	27
Loans and leases, net of unearned discount
Commercial, financial, etc.	19,939	3.22	18,889	3.29	19,973	3.18	6	—	19,791	3.20	18,783	3.33	5
Real estate - commercial	28,309	4.18	26,487	4.19	28,208	4.19	7	—	28,040	4.18	26,258	4.27	7
Real estate - consumer	8,348	4.17	8,634	4.17	8,447	4.19	-3	-1	8,455	4.17	8,740	4.24	-3
Consumer	11,253	4.46	10,753	4.52	11,042	4.46	5	2	11,087	4.47	10,512	4.54	5

Total loans and leases, net	67,849	3.96	64,763	4.00	67,670	3.96	5	—	67,373	3.96	64,293	4.06	5

Total earning assets	88,446	3.48	82,776	3.59	87,333	3.52	7	1	87,009	3.51	79,564	3.72	9
Goodwill	3,513		3,525		3,514		—	—	3,517		3,525		—
Core deposit and other intangible assets	20		45		25		-56	-19	26		54		-53
Other assets	6,536		6,899		6,726		-5	-3	6,793		6,809		—

Total assets	$98,515		93,245		97,598		6%	1%	$97,345		89,952		8%

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
NOW accounts	$1,309	.11	1,037	.15	1,333	.11	26%	-2%	$1,255	.11	1,017	.13	23%
Savings deposits	41,197	.11	41,056	.11	41,712	.10	—	-1	41,477	.10	39,640	.12	5
Time deposits	2,858	.51	3,227	.47	2,948	.50	-11	-3	2,940	.50	3,345	.46	-12
Deposits at Cayman Islands office	206	.29	325	.20	212	.28	-37	-3	214	.28	348	.21	-39

Total interest-bearing deposits	45,570	.13	45,645	.14	46,205	.13	—	-1	45,886	.13	44,350	.14	3

Short-term borrowings	174	.07	181	.04	195	.07	-4	-11	188	.07	222	.05	-15
Long-term borrowings	10,114	2.44	8,547	2.69	10,164	2.47	18	—	10,039	2.51	6,999	3.02	43

Total interest-bearing liabilities	55,858	.55	54,373	.54	56,564	.55	3	-1	56,113	.55	51,571	.53	9
Noninterest-bearing deposits	28,251		25,127		26,753		12	6	26,947		24,915		8
Other liabilities	1,619		1,498		1,645		8	-2	1,656		1,486		11

Total liabilities	85,728		80,998		84,962		6	1	84,716		77,972		9
Shareholders' equity	12,787		12,247		12,636		4	1	12,629		11,980		5

Total liabilities and shareholders' equity	$98,515		93,245		97,598		6%	1%	$97,345		89,952		8%

Net interest spread		2.93		3.05		2.97				2.96		3.19
Contribution of interest-free funds		.21		.18		.20				.20		.19
Net interest margin		3.14%		3.23%		3.17%				3.16%		3.38%

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16-16-16-16-16

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures

	Three months ended September 30		Nine months ended September 30
	2015	2014	2015	2014
Income statement data
In thousands, except per share
Net income
Net income	$280,401	275,344	$808,702	788,697
Amortization of core deposit and other intangible assets (1)	2,506	4,494	10,322	16,277

Net operating income	$282,907	279,838	$819,024	804,974

Earnings per common share
Diluted earnings per common share	$1.93	1.91	$5.56	5.50
Amortization of core deposit and other intangible assets (1)	.02	.03	.08	.12

Diluted net operating earnings per common share	$1.95	1.94	$5.64	5.62

Other expense
Other expense	$653,816	665,359	$2,036,819	2,023,253
Amortization of core deposit and other intangible assets	(4,090)	(7,358)	(16,848)	(26,654)

Noninterest operating expense	$649,726	658,001	$2,019,971	1,996,599

Efficiency ratio
Noninterest operating expense (numerator)	$649,726	658,001	$2,019,971	1,996,599

Taxable-equivalent net interest income	699,075	674,900	2,053,649	2,012,241
Other income	439,699	451,111	1,376,929	1,327,630
Less: Loss on bank investment securities	—	—	(108)	—

Denominator	$1,138,774	1,126,011	$3,430,686	3,339,871

Efficiency ratio	57.05%	58.44%	58.88%	59.78%

Balance sheet data
In millions
Average assets
Average assets	$98,515	93,245	$97,345	89,952
Goodwill	(3,513)	(3,525)	(3,517)	(3,525)
Core deposit and other intangible assets	(20)	(45)	(26)	(54)
Deferred taxes	7	14	8	17

Average tangible assets	$94,989	89,689	$93,810	86,390

Average common equity
Average total equity	$12,787	12,247	$12,629	11,980
Preferred stock	(1,232)	(1,232)	(1,232)	(1,179)

Average common equity	11,555	11,015	11,397	10,801
Goodwill	(3,513)	(3,525)	(3,517)	(3,525)
Core deposit and other intangible assets	(20)	(45)	(26)	(54)
Deferred taxes	7	14	8	17

Average tangible common equity	$8,029	7,459	$7,862	7,239

At end of quarter
Total assets
Total assets	$97,797	97,228
Goodwill	(3,513)	(3,525)
Core deposit and other intangible assets	(18)	(42)
Deferred taxes	6	13

Total tangible assets	$94,272	93,674

Total common equity
Total equity	$12,922	12,333
Preferred stock	(1,232)	(1,232)
Undeclared dividends - cumulative preferred stock	(3)	(2)

Common equity, net of undeclared cumulative preferred dividends	11,687	11,099
Goodwill	(3,513)	(3,525)
Core deposit and other intangible assets	(18)	(42)
Deferred taxes	6	13

Total tangible common equity	$8,162	7,545

(1)	After any related tax effect.

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17-17-17-17-17

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Income statement data
In thousands, except per share
Net income
Net income	$280,401	286,688	241,613	277,549	275,344
Amortization of core deposit and other intangible assets (1)	2,506	3,653	4,163	4,380	4,494

Net operating income	$282,907	290,341	245,776	281,929	279,838

Earnings per common share
Diluted earnings per common share	$1.93	1.98	1.65	1.92	1.91
Amortization of core deposit and other intangible assets (1)	.02	.03	.03	.03	.03

Diluted net operating earnings per common share	$1.95	2.01	1.68	1.95	1.94

Other expense
Other expense	$653,816	696,628	686,375	666,221	665,359
Amortization of core deposit and other intangible assets	(4,090)	(5,965)	(6,793)	(7,170)	(7,358)

Noninterest operating expense	$649,726	690,663	679,582	659,051	658,001

Efficiency ratio
Noninterest operating expense (numerator)	$649,726	690,663	679,582	659,051	658,001

Taxable-equivalent net interest income	699,075	689,148	665,426	687,847	674,900
Other income	439,699	497,027	440,203	451,643	451,111
Less: Loss on bank investment securities	—	(10)	(98)	—	—

Denominator	$1,138,774	1,186,185	1,105,727	1,139,490	1,126,011

Efficiency ratio	57.05%	58.23%	61.46%	57.84%	58.44%

Balance sheet data
In millions
Average assets
Average assets	$98,515	97,598	95,892	98,644	93,245
Goodwill	(3,513)	(3,514)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(20)	(25)	(31)	(38)	(45)
Deferred taxes	7	8	10	12	14

Average tangible assets	$94,989	94,067	92,346	95,093	89,689

Average common equity
Average total equity	$12,787	12,636	12,459	12,442	12,247
Preferred stock	(1,232)	(1,232)	(1,232)	(1,231)	(1,232)

Average common equity	11,555	11,404	11,227	11,211	11,015
Goodwill	(3,513)	(3,514)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(20)	(25)	(31)	(38)	(45)
Deferred taxes	7	8	10	12	14

Average tangible common equity	$8,029	7,873	7,681	7,660	7,459

At end of quarter
Total assets
Total assets	$97,797	97,080	98,378	96,686	97,228
Goodwill	(3,513)	(3,513)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(18)	(22)	(28)	(35)	(42)
Deferred taxes	6	7	9	11	13

Total tangible assets	$94,272	93,552	94,834	93,137	93,674

Total common equity
Total equity	$12,922	12,668	12,528	12,336	12,333
Preferred stock	(1,232)	(1,232)	(1,232)	(1,231)	(1,232)
Undeclared dividends - cumulative preferred stock	(3)	(3)	(2)	(3)	(2)

Common equity, net of undeclared cumulative preferred dividends	11,687	11,433	11,294	11,102	11,099
Goodwill	(3,513)	(3,513)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(18)	(22)	(28)	(35)	(42)
Deferred taxes	6	7	9	11	13

Total tangible common equity	$8,162	7,905	7,750	7,553	7,545

(1)	After any related tax effect.

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